Exhibit 99.1

Notice to holders of Arcadium Lithium CDIs – Closing timetable for the proposed acquisition of Arcadium Lithium by Rio Tinto

New York, Sydney, 28 February 2025: As disclosed to the ASX on 14 February 20251, Arcadium Lithium plc (NYSE: ALTM, ASX: LTM, “Arcadium Lithium”), received all required pre-closing regulatory approvals in connection with the proposed acquisition of Arcadium Lithium by Rio Tinto via a scheme of arrangement under Part 18A of the Companies (Jersey) Law 1991 (the “Transaction” previously announced on 10 October 20242). Pursuant to the terms of the Transaction, holders of CHESS Depositary Interests (“CDIs”) (“CDI Holders”) on the CDI Record Date (as described further below) will be entitled to receive an amount in cash, without interest, equal to US$5.85 per CDI held by them (“Consideration”).

The sanction hearing (“Sanction Hearing”) for the Royal Court of Jersey (the “Court”) to hear Arcadium Lithium’s application to sanction the Transaction has been set on 5 March 2025 at 9:00 p.m. AEDT (5:00 a.m. EST) with closing of the Transaction expected to occur shortly thereafter on 6 March 2025.

In connection with completion of the Transaction (“Closing”), Arcadium Lithium’s shares and CDIs will be delisted from the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX) respectively.

Arcadium Lithium would like to provide the CDI Holders with more detail around the proposed Closing timetable should the Court sanction the Transaction following the Sanction Hearing on 5 March 2025.

Proposed Closing Timetable for the Transaction

No.	Event	New York	Jersey	Sydney
1.	Last day of dealings in CDIs on the ASX	N/A	N/A	5 March 2025
2.	Last day of dealings in shares on the NYSE	5 March 2025	N/A	N/A
3.	Conversion of CDIs to ordinary shares ceases	N/A	N/A	4:00pm on 5 March 2025
4.	Sanction Hearing	5:00am on 5 March 2025	10:00am on 5 March 2025	9:00pm on 5 March 2025
5.	Conversion of ordinary shares to CDIs ceases	4:00pm on 5 March 2025	N/A	N/A
6.	Suspension of quotation of CDIs on the ASX	N/A	N/A	10:00am on 6 March 2025
7.	Effective Time of the Transaction	12:01am on 6 March 2025	5:01am on 6 March 2025	4:01pm on 6 March 2025
8.	Delisting of shares on the NYSE	6 March 2025	N/A	N/A

9.	CDI Record Date[3]	N/A	N/A	7:00pm on 7 March 2025
10.	Consideration payment date to brokers for further payment to shareholders	On or around 10 March 2025
11.	Consideration payment date for CDI Holders	On or around 14 March 2025
12.	Delisting of Arcadium Lithium on the ASX	N/A	N/A	17 March 2025

1 Refer to ASX Announcement for LTM titled “Form 8-K Regulatory Clearances” dated 14 February 2025 at 9:51am.

2 Refer to ASX Announcement for LTM titled “Form 8-K” dated 10 October 2024 at 8:18am.

9.	CDI Record Date[3]	N/A	N/A	7:00pm on 7 March 2025
10.	Consideration payment date to brokers for further payment to shareholders	On or around 10 March 2025
11.	Consideration payment date for CDI Holders	On or around 14 March 2025
12.	Delisting of CDIs on the ASX	N/A	N/A	17 March 2025

Payment of Consideration to CDI Holders

CDI Holders are reminded that it is their responsibility to ensure that the details of their valid bank account nominated to Arcadium Lithium's CDI registry, which will be used to effect the Consideration payment, are correct and complete prior to the CDI Record Date. CDI Holders are directed to the definitive proxy statement in relation to the Transaction disclosed to the ASX on 21 November 20244, which can be found under the Investor Relations tab of the Arcadium Lithium website at www.arcadiumlithium.com, for further information on how CDI Holders will be paid their Consideration.

If the Consideration cannot be received by a CDI Holder, or if the CDI Holder cannot be contacted to receive the Consideration pursuant to the Transaction, then the Consideration which that CDI Holder is entitled to will be dealt with in accordance with applicable unclaimed money laws.

Arcadium Lithium reserves the right to vary the above process with the consent of the CHESS Depositary Nominees Pty Limited as required under the ASX Settlement Operating Rules.

This announcement has been authorised for release to the ASX by Gilberto Antoniazzi, Arcadium Lithium’s Vice President and Chief Financial Officer.

3 CDI Holders who are on the CDI register at this time are entitled to receive the Consideration payment under the Transaction in respect of the CDIs they hold at that time.

4 Refer to ASX Announcement for LTM titled “DEFM14A” dated 21 November 2024 at 8:19am.